SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
               (Date of earliest event reported) - March 18, 2002


                             VALLEY NATIONAL BANCORP
               (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)


                                1-11277 22-247875
           (Commission File Number) (IRS Employer Identification No.)


                    1455 Valley Road, Wayne, New Jersey 07470
                    (Address of Principal Executive Offices)


                                 (973) 305-8800
                         (Registrant's Telephone Number)



Item 5 - Other Events

     On March 15, 2002 Valley National Bancorp announced that it had entered into an agreement to sell its subsidiary, a Canadian finance company, to State Farm Mutual Automobile Insurance Company for a purchase price equal to Valley's equity in the subsidiary plus a premium of approximately $2.7 million. The subsidiary primarily originates fixed rate auto loans in Canada through a marketing program with State Farm. The subsidiary had approximately $30 million
(US) in assets at December 31, 2001. Either party, under certain circumstances, may terminate the agreement. The transaction is expected to close during the second quarter of 2002. Valley National Bank ran a similar loan-marketing program with State Farm in the United States, which terminated during 2001.

 Item 7 - Exhibits

99.1     Press Release dated March 15, 2002.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      VALLEY NATIONAL BANCORP



                                      By: /s/ Christine K. Mozer-Baldyga
                                          Christine K. Mozer-Baldyga
                                          First Vice President and Controller
                                         (Principal Accounting Officer)

Dated:  March 18, 2002


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                                  EXHIBIT INDEX


99.1     Press Release dated March 15, 2002.

                                                                Exhibit 99.1



FOR IMMEDIATE RELEASE               Contact:Alan D. Eskow
                                    Executive Vice President & CFO
                                    973-305-4003


               VALLEY NATIONAL BANCORP ANNOUNCES AGREEMENT TO SELL
                     CANADIAN FINANCE COMPANY TO STATE FARM

     Wayne, NJ, March 15, 2002 -- Valley National Bancorp (NYSE:VLY) today announced that it had entered into an agreement to sell its subsidiary, a Canadian finance company, to State Farm Mutual Automobile Insurance Company for a purchase price equal to Valley's equity in the subsidiary plus a premium of approximately $2.7 million. The subsidiary primarily originates fixed rate auto loans in Canada through a marketing program with State Farm. The subsidiary had approximately $30 million (US) in assets at December 31, 2001.

     Either party, under certain circumstances, may terminate the agreement. The transaction is expected to close during the second quarter of 2002. Valley National Bank ran a similar loan-marketing program with State Farm in the United States, which terminated during 2001.

     Valley National Bancorp is a regional bank holding company with $8.6 billion in assets headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, including its Merchants Bank of New York Division, currently operates 126 offices located in 80 communities serving 10 counties throughout northern New Jersey and Manhattan.